TERM SHEET

CONTRACTOR:	Lingo Media Corporation (or the "Company")
CONSULTANT:	Gali Bar-Ziv (on behalf of Busy Babies Inc.)
TITLE:	Chief Operating Officer
DESCRIPTION OF RESPONSIBILITIES:	o To implement the Company's business plan; o To develop strategic plans for the business units and the Company; o To oversee the operations of the Company; o To establish revenue goals and drive the business units to achieve them; o To ensure that each business unit achieves targets, operates within agreed budgets, and prioritize their operations accordingly; o To participate, lead, and manage some of the Company's investor presentations and negotiations; o Pursue and negotiate joint ventures, partnerships, and other relevant business development opportunities; and
TERMS:	Two year term effective July 1, 2009 with automatic annual renewal unless written notice is provided ninety days (90) Days in advance.
FEES/MONTH:	$10,000 per month + GST
EXPENSES:	Out of pocket direct expenses related to the Company to be paid monthly upon submission of expense report with supporting receipts.
STOCK OPTION PACKAGE:	Not less than 100,000 options at market price of $1.75 subject to the approval and regulations of the TSX Venture Exchange to be vested over a 18 months period with no greater than 16.67% of options granted vesting in any three month period of the day of the grant. Options to have a term of five year, subject to earlier expiration pursuant to Company's Stock Options Plan.

BONUS:	Performance bonus between 10% and 25% based on an annual review by the compensation committee. Performance options of 100,000 based on an annual review by the compensation committee.
BENEFITS:	• Medical and dental plan • Mobile phone • Parking
TERMINATION:	Termination of the contract requires a 180 day notice.
BOARD APPROVAL:	This Term Sheet is subject to Lingo Media Board of Director's written approval

Accepted this __ day of July 2009.

_______________________________ Gali Bar-Ziv

_______________________________ Witness:

Accepted this ___ day of July 2009.

LINGO MEDIA COPRPORATION

Per: _______________________________

Michael Kraft, President & CEO

BONUS:	Performance bonus between 10% and 25% based on an ann review by the compensation committee. Performance options of 100,000 based on an annual reviev the compensation committee.
BENEFITS:	• Medical and dental plan • Mobile phone • Parking
TERMINATION:	Termination of the contract requires a 180 day notice.
BOARD APPROVAL:	This Term Sheet is subject to Lingo Media Board of Directc written approval

Accepted this 1st day of ~~July~~ June, 2009.

Gali Bar-Ziv

Witness:

Accepted this 21 day of ~~July~~ August 2009.

LINGO MEDIA COPRPORATION

Per: ______________________

Michael Kraft, President & CEO

LingoMedia

151 Bloor St. West
Suite 703
Toronto, ON
Canada M5S 1S4

T (416) 927-7000
F (416) 927-1222
www.lingomedia.com

TERM SHEET

CONTRACTOR:	Lingo Media Corporation (or the "Company")
CONSULTANT:	Gali Bar-Ziv
TITLE:	Chief Operating Officer
DESCRIPTION OF RESPONSIBILITIES:	See attached Schedule A
TERM:	Two year term effective June 1, 2011 with automatic annual renewal unless written notice is provided ninety days (90) days in advance.
CONSULTING FEE:	$12,000 per month + HST payable to Busy Babies Inc.
EXPENSES:	Out of pocket direct expenses related to the Company to be paid monthly upon submission of expense report with supporting receipts. All single expense items in excess of $500 and aggregate monthly expenses in excess of $1,000 shall require pre-approval from management. In addition, the Consultant shall receive Automobile allowance of $500 per month, mobile phone allowance and parking allowance. Expense reports should be submitted within 30 days from the month end. Expense reports to be paid within 5 business days after the submission of expense reports.
STOCK OPTION PACKAGE:	As proposed by management and approved by the board of directors.
BONUS:	Discretionary bonus based on an annual review and approval of the compensation committee.
TERMINATION:	Termination of the contract requires 9 month notice.

Accepted this 17 day of May 2011.

Gali Bar-Ziv

Witness:

Accepted this 21 day of May 2011.

LINGO MEDIA COPRPORATION

Per: ______________________

Michael Kraft, President & CEO

"Schedule A"

DESCRIPTION OF RESPONSIBILITIES

Position: Chief Operating Officer
Location: Toronto, Canada
Reports to: Chief Executive Officer

The Chief Operating Officer is responsible for the performance of the Company's businesses, as dictated by the overall strategy agreed by the board of the Company.

The individual shall be responsible for managing activities related to the following companies:

- Lingo Media corporation (Public Company)
- All of the subsidiaries including:
  - Speak2Me Inc.
  - Parlo Corporation
  - ELL Technologies Ltd. (Q Group)
  - Speak2Me International Inc.
  - Speak2Me China WFOE

The individual will oversee the operations in the following jurisdictions:

- Canada
- China
- United Kingdom
- All other jurisdictions where ELL Technologies has established distributorships

AREAS OF RESPONSIBILITY

Leadership

- To build and lead an effective and cohesive management team in China, Israel and all other jurisdictions with effective succession planning
- To evaluate the management teams
- To represent the Company to the existing and potential investors, customers, shareholders and the general public on as needed basis

Strategy

- To manage the creation of an appropriate vision and long-term strategy for the Company to be agreed by the board
- To successfully communicate and implement the Company's strategy as agreed by the board
- To develop and put in place strategic operating plans and budgets for each of the Company's business units that reflect the longer-term objectives and priorities of the board

Operations and controls

- To take proactive actions where necessary and to inform the board of any significant changes to the strategy, implementation and budgets
- To establish an appropriate structure for the Company and its management

- To ensure appropriate and satisfactory systems are in place for monitoring Company's performance against plans and budgets
- To put in place an effective system of controls throughout the Company, covering nonfinancial as well as financial controls
- To ensure that operating objectives and standards of performance are not only understood but owned by management and employees
- To ensure that the Company and its businesses comply with all applicable legal and regulatory requirements and, where appropriate, best practice
- To ensure that appropriate standards of conduct are established and complied with

Communication and reporting

- To liaise with the President/CEO and keep him informed
- To report to the President/CEO and the board regularly on the operation of the Company's businesses both at board meetings and at other times
- To provide such information to the board as the board and the President/CEO require in order for them to assess the performance of the business and the achievement of the agreed strategy and budget
- To provide an appropriate and satisfactory system for financial and operations management reporting on a monthly basis
- To ensure that a system is in place for effective communication with the management team and other employees

Management

- To appoint, build and maintain a first class effective management team and to ensure that remuneration packages are appropriate
- To be responsible, overall, for all dealings with company staff and their appointments

GENERAL DUTIES AND RESPONSIBILITIES

- Work with the President/CEO on the strategic vision including fostering and cultivating stakeholder relationships as well as development and negotiation of contracts
- Actively developing new business, specifically: in identifying new business opportunities.
- Actively participate in all board meetings, audit committee meetings
- Prepare and help in preparation of board meeting materials
- Provide monthly update for input into monthly board report

- Annual General Meetings
    - Attendance
    - Participate in document preparation
    - Information circulars, proxies etc.

- Corporate governance
    - Observe the black-out periods
    - Participate in all aspects of the Company's corporate governance policies

- Legal
    - Act as liaison between Lingo Media and legal counsel in other jurisdictions to ensure that contracts are consistent with Lingo Media's corporate objectives

- Review and approval of contracts to get legal documents "ready for signing"

- Create management reporting, Dashboard for daily, weekly and monthly analysis

SPECIFIC RESPONSIBILITIES

- China - Online Learning (Speak2Me and Parlo)
  - Manage all aspects of Lingo Media's Conversational Advertising operations and Corporate Training operations in China
  - To establish revenue goals and drive the business units to achieve them;
  - To ensure that each business unit achieves targets, operates within agreed budgets, and prioritize their operations accordingly;
  - Pursue and negotiate joint ventures, partnerships, and other relevant business development opportunities;
  - Maintain and strengthen relationships with business partners and joint venture partners
  - Coordinate the product development process for Lingo Media's Speak2Me and Parlo products in China
  - Analyze current Speak2Me and Parlo business and undertake initiatives to improve it
  - Help develop and implement Lingo Media's strategic plan and turn-around plan
  - Become familiar with all aspects of the educational publishing business in China
  - Become familiar with staff and hierarchy structures in Lingo Media's partners operations, where possible
  - Promote the use of Western management systems in Lingo Media's partners' operations and joint venture operations, where possible

- ELL Technologies (Online English Language Learning)
  - Manage all aspects of Lingo Media's Q Group operations in Israel and UK
  - To establish revenue goals and drive the business units to achieve them;
  - To ensure that each business unit achieves targets, operates within agreed budgets, and prioritize their operations accordingly;
  - Maintain and strengthen relationships with distributors of Q Group
  - Pursue and negotiate distributorship, joint ventures, partnerships, and other relevant business development opportunities;
  - Analyze current Q Group business and undertake initiatives to:
    - synergize the operations
    - improve the efficiencies
    - create the work flow plans
    - deploy project management tools
  - Help develop and implement Q Group's strategic plan
  - Become familiar with all aspects of the international business of Q Group
  - Promote the use of Western management systems in Q Group operations

151 Bloor St. West
Suite 703
Toronto, ON
Canada M5S 1S4

T (416) 927-7000
F (416) 927-1222
www.lingomedia.com

TERM SHEET

CONTRACTOR:	Lingo Media Corporation (or the "Company")
CONSULTANT:	Gali Bar-Ziv
TITLE:	Chief Operating Officer
DESCRIPTION OF RESPONSIBILITIES:	See attached Schedule A
TERM:	Two year term effective January 1, 2013 with automatic annual renewal unless written notice is provided ninety days (90) days in advance.
CONSULTING FEE:	$10,000 per month + HST payable to Busy Babies Inc.
EXPENSES:	Out of pocket direct expenses related to the Company to be paid monthly upon submission of expense report with supporting receipts. All single expense items in excess of $500 and aggregate monthly expenses in excess of $1,000 shall require pre-approval from management. In addition, the Consultant shall receive Automobile allowance of $500 per month, mobile phone allowance and parking allowance. Expense reports should be submitted within 30 days from the month end. Expense reports to be paid within 5 business days after the submission of expense reports.
STOCK OPTION PACKAGE:	As proposed by management and approved by the board of directors.
BONUS:	Participation in Sales Commission (Schedule "A") Discretionary bonus based on an annual review and approval of the compensation committee. Commission will based on the Bonus Plan and Commission Memo (Schedule "A") of Lingo Media as follows:\ Business Initiate: 7 % of net revenue Direct Influence: 2% of net revenue Other Discretionary if applicable (per Commission Structure Memo)
TERMINATION:	Termination of the contract requires 9 month notice.

Accepted this 7 day of December 2012.

__/s/ Gali Bar-Ziv____________________________
Gali Bar-Ziv

____
Witness:

Accepted this 6th day of December 2013.

LINGO MEDIA COPRPORATION

Per: ______________________________
Michael Kraft, President & CEO

"Schedule A"

DESCRIPTION OF RESPONSIBILITIES

Position: Chief Operating Officer
Location: Toronto, Canada
Reports to: Chief Executive Officer

The Chief Operating Officer is responsible for the performance of the Company's businesses, as dictated by the overall strategy agreed by the board of the Company.

The individual shall be responsible for managing activities related to the following companies:

- Lingo Media corporation (Public Company)
- All of the subsidiaries including:
  - Speak2Me Inc.
  - Parlo Corporation
  - ELL Technologies Ltd. (Q Group)
  - Speak2Me International Inc.
  - Speak2Me China WFOE

The individual will oversee the operations in the following jurisdictions:

- Canada
- China
- United Kingdom
- All other jurisdictions where ELL Technologies has established distributorships

AREAS OF RESPONSIBILITY

Leadership

- To build and lead an effective and cohesive management team in China, Israel and all other jurisdictions with effective succession planning
- To evaluate the management teams
- To represent the Company to the existing and potential investors, customers, shareholders and the general public on as needed basis

Strategy

- To manage the creation of an appropriate vision and long-term strategy for the Company to be agreed by the board
- To successfully communicate and implement the Company's strategy as agreed by the board
- To develop and put in place strategic operating plans and budgets for each of the Company's business units that reflect the longer-term objectives and priorities of the board

Operations and controls

- To take proactive actions where necessary and to inform the board of any significant changes to the strategy, implementation and budgets
- To establish an appropriate structure for the Company and its management
- To ensure appropriate and satisfactory systems are in place for monitoring Company's performance against plans and budgets
- To put in place an effective system of controls throughout the Company, covering nonfinancial as well as financial controls
- To ensure that operating objectives and standards of performance are not only understood but owned by management and employees
- To ensure that the Company and its businesses comply with all applicable legal and regulatory requirements and, where appropriate, best practice
- To ensure that appropriate standards of conduct are established and complied with

Communication and reporting

- To liaise with the President/CEO and keep him informed
- To report to the President/CEO and the board regularly on the operation of the Company's businesses both at board meetings and at other times
- To provide such information to the board as the board and the President/CEO require in order for them to assess the performance of the business and the achievement of the agreed strategy and budget
- To provide an appropriate and satisfactory system for financial and operations management reporting on a monthly basis
- To ensure that a system is in place for effective communication with the management team and other employees

Management

- To appoint, build and maintain a first class effective management team and to ensure that remuneration packages are appropriate
- To be responsible, overall, for all dealings with company staff and their appointments

GENERAL DUTIES AND RESPONSIBILITIES

- Work with the President/CEO on the strategic vision including fostering and cultivating stakeholder relationships as well as development and negotiation of contracts
- Actively developing new business, specifically: in identifying new business opportunities.
- Actively participate in all board meetings, audit committee meetings
- Prepare and help in preparation of board meeting materials
- Provide monthly update for input into monthly board report

- Annual General Meetings
    - Attendance
    - Participate in document preparation
    - Information circulars, proxies etc.

- Corporate governance

- Observe the black-out periods
  - Participate in all aspects of the Company's corporate governance policies

- Legal
  - Act as liaison between Lingo Media and legal counsel in other jurisdictions to ensure that contracts are consistent with Lingo Media's corporate objectives
  - Review and approval of contracts to get legal documents "ready for signing"

- Create management reporting, Dashboard for daily, weekly and monthly analysis

SPECIFIC RESPONSIBILITIES

- China - Online Learning (Speak2Me and Parlo)
  - Manage all aspects of Lingo Media's Conversational Advertising operations and Corporate Training operations in China
  - To establish revenue goals and drive the business units to achieve them;
  - To ensure that each business unit achieves targets, operates within agreed budgets, and prioritize their operations accordingly;
  - Pursue and negotiate joint ventures, partnerships, and other relevant business development opportunities;
  - Maintain and strengthen relationships with business partners and joint venture partners
  - Coordinate the product development process for Lingo Media's Speak2Me and Parlo products in China
  - Analyze current Speak2Me and Parlo business and undertake initiatives to improve it
  - Help develop and implement Lingo Media's strategic plan and turn-around plan
  - Become familiar with all aspects of the educational publishing business in China
  - Become familiar with staff and hierarchy structures in Lingo Media's partners operations, where possible
  - Promote the use of Western management systems in Lingo Media's partners' operations and joint venture operations, where possible

- ELL Technologies (Online English Language Learning)
  - Manage all aspects of Lingo Media's Q Group operations in Israel and UK
  - To establish revenue goals and drive the business units to achieve them;
  - To ensure that each business unit achieves targets, operates within agreed budgets, and prioritize their operations accordingly;
  - Maintain and strengthen relationships with distributors of Q Group
  - Pursue and negotiate distributorship, joint ventures, partnerships, and other relevant business development opportunities;
  - Analyze current Q Group business and undertake initiatives to:
    - synergize the operations
    - improve the efficiencies
    - create the work flow plans
    - deploy project management tools

- Help develop and implement Q Group's strategic plan
- Become familiar with all aspects of the international business of Q Group
- Promote the use of Western management systems in Q Group operations

Schedule A

Lingo Media Corporation

COMMISSION STRUCTURE MEMO

November 2012

Re: these are the guidelines and definitions for Lingo Media & ELL Technologies commission schedule.

NEW BUSINESS

New business is defined as a customer that is not part of the current portfolio of clients of Lingo Media or ELL Technologies.

A new project can be initiated by an introduction of an outside party or one of the members of Lingo Media/ELL Technologies.

All figures here are net revenue: net revenue means contract value minus any third party costs (distributor/agent/finder's fee) minus any withholding taxes. In the case of custom built projects the cost of development will also be deducted.

Project/Client initiator - the person who initiated the project and the client is the person who introduces the opportunity to the company.

It is the responsibility of the project initiator to see that the deal takes place and is closed. Commission-

7%.

Executive Contribution - it is understood that certain projects and clients require the direct involvement of one of the executive members. Involvement is not approval of plans. Involvement means communications, travel (in necessary), and relationship building with the client/partner/project buyer.

Commission- 2%

Client Support - in certain cases the project/client requires certain customer service/pedagogy support. Involvement means contact with key personnel, travel (if necessary), training, and any other interaction with various members of the organization.

(support does not mean setting up of accounts but a "hands holding" on behalf of the client support member)

Commission- 1%.

Note- In certain cases one individual may perform the responsibilities of multiple roles and as a result the commission will be adjusted accordingly. I.e. if a Client Support person initiates a project- the total commission may equal 8% (as Project initiator and Client Support roles are combined).

RENEWALS

Renewal includes all clients/projects that are part of the existing portfolio of Lingo Media/ ELL

Project/Client Initiator - 2.5% (in case the project initiator is no longer with the organization this will be awarded to Executive Contribution and Executive Contribution will be eliminated)

Executive contribution - 1.25% **Client Support** -1.25%

NOTE: In the pipeline of the corporation each client line will have an added column indicating the individuals who are responsible for each one of these roles. This will ensure transparency and motivation on behalf of the group.

In cases where there are multiple individuals (over and above the 3 roles/persons) the parties will determine among themselves the proper split.

In cases of dispute or uncertainty - Gali Bar-Ziv will make the final decision re: split and assignment of individuals. This will be determine PRIOR to the closing of a contract.